Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 2, 2011 for Milbank Winthrop and Co., Inc., in the Registration Statement on Form S-1 and related Prospectus of Silvercrest Asset Management Group Inc. for the registration of shares of Class A common stock.

New York, New York

October 9, 2012

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 30, 2011 for Milbank Winthrop and Co., Inc., in the Registration Statement on Form S-1 and related Prospectus of Silvercrest Asset Management Group Inc. for the registration of shares of Class A common stock.

New York, New York

October 9, 2012

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2012 for MW Commodity Advisors, LLC, in the Registration Statement on Form S-1 and related Prospectus of Silvercrest Asset Management Group Inc. for the registration of shares of Class A common stock.

New York, New York

October 9, 2012

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 28, 2011 for MW Commodity Advisors, LLC, in the Registration Statement on Form S-1 and related Prospectus of Silvercrest Asset Management Group Inc. for the registration of shares of Class A common stock.

New York, New York

October 9, 2012